Exhibit 99.1

For Immediate Release

Car Charging Group, Inc. Completes $10 Million Capital Raise
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Capital Infusion Provides Additional Working Capital for Leading Electric Vehicle Charging Service Company

December 6, 2013 - MIAMI BEACH, FL – Car Charging Group, Inc. (OTCQB: CCGI) (“CarCharging”), a nationwide provider of electric vehicle (EV) charging services, announced today that it has raised $10 million principally with institutional investors. The proceeds will be utilized to strengthen CarCharging’s balance sheet and to provide additional operating capital for the company’s expansion.

CarCharging was founded in 2009 and has been a pioneer in the EV charging industry. In 2013, CarCharging acquired four EV charging service providers, including Blink® and the Blink® Network, the software that operates, monitors, and tracks the Blink stations and all of its charging data.   By adding the stations from these acquisitions and the Blink Network to its existing portfolio, CarCharging now owns, operates or manages more than 13,950 charging points in 35 states and three countries, solidifying its position as the largest EV charging services company.

“We always appreciate the support of our shareholders, both existing and new, and are thrilled to have completed this capital raise,” said Michael D. Farkas, CEO of CarCharging.  “This additional equity will assist CarCharging in continuing its position as the leader in the EV charging industry, to pursue new opportunities, and to enhance our long-term growth.”

CarCharging is actively pursuing a potential uplisting on a national stock exchange, launching a solution that offers interoperability of EV charging networks in order to streamline the charging and payment process for EV drivers, and securing patents for its innovative concepts for EV charging solutions.

To learn more about CarCharging, please visit our website at www.CarCharging.com and www.BlinkNetwork.com.

About Car Charging Group, Inc.
Car Charging Group, Inc. (OTCQB: CCGI) is a pioneer in nationwide public electric vehicle (EV) charging services, enabling EV drivers to easily recharge at locations throughout the United States. Headquartered in Miami Beach, FL with offices in San Francisco, CA; New York, NY; Phoenix, AZ; and Barcelona, Spain; CarCharging’s business model is designed to accelerate the adoption of public EV charging.

CarCharging provides a comprehensive turnkey program to commercial and residential property owners for EV charging services. CarCharging owns and operates the EV charging equipment; manages the installation, maintenance, and related services; and shares some of the EV charging revenue with the property owner. Thereby, eliminating most capital costs for the property owners, and providing a potential additional revenue stream.

CarCharging has strategic partnerships across multiple business sectors including multi-family residential and commercial properties, parking garages, shopping malls, retail parking, and municipalities.  CarCharging’s partners include, but are not limited to Walgreens, IKEA, Wal-Mart, Simon Property Group, Equity One, Equity Residential, Forest City, Cinemark USA, Fox Studios, Facebook, PayPal, Kimpton Hotels and Restaurants, Mayo Clinic, San Diego Padres, University of Pennsylvania, Ace Parking, Central/USA Parking, Icon Parking, Rapid Parking, Parking Concepts, CVS, Related Management, Pennsylvania Turnpike Commission, Pennsylvania Department of Environmental Protection, City of Phoenix (AZ), City of Philadelphia (PA), and City of Miami Beach (FL).

CarCharging is committed to creating a robust, feature-rich network for EV charging and is hardware agnostic.  CarCharging’s owns the Blink network, and owns and operates EV charging equipment manufactured by Blink, Aerovironment, ChargePoint, Efacec, General Electric, Nissan, and SemaConnect. CarCharging’s Level II charging stations are compatible with EVs sold in the United States including the Tesla Model S, Nissan LEAF, Chevy Volt, Mitsubishi i-Miev, Toyota Prius Plug-In, Honda Fit EV, and Toyota Rav4 EV, as well as many others scheduled for release over the next few years.

CarCharging also provides residential EV charging solutions for single-family homes.  For more information, please visit www.BlinkHQ.com.

For more information about CarCharging, please visit www.CarCharging.com, www.facebook.com/Car.Charging, or www.twitter.com/CarCharging.

Forward-Looking Safe Harbor Statement:
This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future.  Those statements include statements regarding the intent, belief or current expectations of Car Charging Group, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Investor Relations and Media Contacts:

CarCharging Media Contact:	CarCharging Investor Relations:
Suzanne Tamargo	Constellation Asset Advisors, Inc.
Suzanne@CarCharging.com	www.ConstellationAA.com
(305) 521-0200 x 214	(775) 771-5808